SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri (State of incorporation)	001-15007 (Commission File Number)	43-1532756 (IRS Employer Identification Number)

2481 Manana Drive
Dallas TX 75220
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2011, the Company announced that Michael J. Griffith has been elected to the Board of Directors of the Company.

Michael J. Griffith, 54, serves as Vice Chairman of Activision Blizzard, Inc., a worldwide online, personal computer, console, handheld, and mobile game publisher (“Activision Blizzard”).  Mr. Griffith has served as Vice Chairman of Activision Blizzard since March 2010 and was President and Chief Executive Officer of Activision Publishing, one of the two principal operating units of Activision Blizzard, from June 2005 until March 2010.  Prior to joining Activision Blizzard, Mr. Griffith served in a number of executive level positions at The Procter & Gamble Company from 1981 to 2005, including President of the Global Beverage Division from 2002 to 2005, Vice President and General Manager of Coffee Products from 1999 to 2002, and Vice President and General Manager of Fabric & Home Care – Japan and Korea and Fabric & Home Care Strategic Planning – Asia from 1997 to 1999.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated October 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: October 20, 2011	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary